Exhibit 99.1

Sukh Grewal To Succeed Roger Thompson as Janus Henderson Chief Financial Officer

Grewal will retain role as Head of Strategy & Corporate Development

LONDON – August 18, 2025 – Janus Henderson Group plc (NYSE: JHG, “Janus Henderson,” or “the firm”) today announced that Sukh Grewal, in addition to his current role as Head of Strategy & Corporate Development, has been appointed Chief Financial Officer (“CFO”), effective April 1, 2026. Sukh will succeed Roger Thompson, who will retire as CFO on March 31, 2026, after more than 12 years with Janus Henderson and 35 years in the financial services industry. Sukh will also join the firm’s Executive Committee. Roger and Sukh will work closely together over the next several months to ensure a smooth transition.

Sukh joined Janus Henderson in 2022 as Head of Strategy & Corporate Development. In this position, he has been instrumental in implementing the firm’s strategic roadmap and delivering successful corporate partnerships, including Janus Henderson’s acquisitions of Tabula, NBK Capital Partners, and Victory Park Capital, in addition to the firm’s partnerships with Privacore Capital and Guardian. Prior to joining the firm, Sukh was Director of Strategy and Corporate Development at AllianceBernstein, and held prior roles at Apollo Global Management and Guggenheim Partners. Sukh holds a Bachelor of Science in finance and management from NYU Stern School of Business.

“Sukh brings deep industry expertise and in-depth knowledge of Janus Henderson’s strategy and client offering to the CFO role. He has played a key role in further expanding the firm’s investment capabilities for the benefit of our clients, helping to deliver on our strategy to Amplify our strengths and Diversify where we have the right to win. His appointment as CFO complements his existing role as Head of Strategy & Corporate Development, which will more closely align our financial and corporate strategy teams to further create value for our shareholders, clients, and employees,” said Ali Dibadj, Chief Executive Officer of Janus Henderson.

Roger joined Janus Henderson in 2013 as CFO and serves on its Executive Committee. In addition to his role as CFO, he has served on several of the firm’s boards and has been a champion for many of the firm’s employee initiatives. Roger’s extensive career in financial services has spanned London, Tokyo, Singapore, and Hong Kong.

“Roger has been a true culture carrier for the firm, and the successes we’ve seen over the past few years at Janus Henderson could not have happened without him. He has been an incredible strategic thinker and all-around partner to me, and we have been fortunate to have been a beneficiary of his exceptional expertise, leadership, and partnership over the years. We wish Roger all the best in his well-deserved retirement,” said Ali Dibadj.

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Press Inquiries

Candice Sun

Global Head of Media Relations

+1 303-336-5452

candice.sun@janushenderson.com

Investor Relations Inquiries

Jim Kurtz

Head of Investor Relations

+1 303-336-4529

jim.kurtz@janushenderson.com

Notes to editors

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through insights, disciplined investments, and world-class service. As of June 30, 2025, Janus Henderson had approximately US$457 billion in assets under management, more than 2,000 employees, and offices in 25 cities worldwide. The firm helps millions of people globally invest in a brighter future together. Headquartered in London, Janus Henderson is listed on the New York Stock Exchange.

Source: Janus Henderson Group plc

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